Exhibit 99.1

News Release

Novelis Announces $185 Million Private Offering of
Senior Unsecured Notes
ATLANTA, August 4, 2009 — Novelis Inc., a subsidiary of Hindalco Industries Limited (BSE: HINDALCO), announced today that it is proposing to offer $185.0 million aggregate principal amount of its senior notes due 2015 (the “Notes”), in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed on a senior unsecured basis by certain of Novelis’ subsidiaries. The Notes will be unsecured senior obligations of Novelis and will rank equally with all of Novelis’ existing and future unsecured senior indebtedness.
Novelis intends to use the net proceeds of the offering to repay (1) its unsecured credit facility from an affiliate of the Aditya Birla Group and (2) a portion of its asset-backed revolving line of credit under its senior secured credit facilities.
The Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act.
This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering circular.
There can be no assurances that the offering of the Notes will be completed as described herein or at all.
Forward-Looking Statements
Statements made in this news release which describe Novelis’ intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions. Examples of such statements in this news release include, among other matters, the completion of the proposed offering of the Notes and the intended use of proceeds therefrom. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis’ actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in global economic conditions; the level of our indebtedness and our ability to generate cash; relationships with, and financial and operating conditions of, our customers and suppliers; changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the effect of metal price ceilings in certain of our sales contracts; our ability to successfully negotiate with our customers to remove or limit metal price ceilings in our contracts; the effectiveness of our metal hedging activities, including our internal used beverage can and smelter hedges; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; continuing obligations and other relationships resulting from our spin-off from Alcan, Inc.; changes in the relative values of various currencies; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; our ability to maintain effective internal control over financial reporting and disclosure controls and procedures in the future; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreements and other financing arrangements; and the development of the most efficient tax structure for the Company. The above list of factors is not exhaustive. Other important risk factors are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2009, as filed with the SEC, and may be discussed in subsequent filings with the U.S. Securities and Exchange Commission. Further, the risk factors included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2009, are specifically incorporated by reference into this news release.
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Media Relations:	Investor Relations:
Charles Belbin	Randy Miller
+1 404 814 4260	+1 404 814 4259
charles.belbin@novelis.com	randy.miller@novelis.com